                                                                     EXHIBIT 4.4

                           WAIVER AND THIRD AGREEMENT
                          CONCERNING BUY-SELL AGREEMENT

         This WAIVER AND THIRD AGREEMENT CONCERNING BUY-SELL AGREEMENT dated as of July 26, 2002 (this "Third Amendment") is by and among Clear Channel Communications, Inc., L. Lowry Mays and B.J. McCombs.

         WHEREAS, the undersigned are all of the parties to that certain Buy-Sell Agreement executed May 31, 1977, relating to shares of Clear Channel Communications, Inc. (the "Agreement"), who remain obligated thereon as such Agreement has been heretofore amended by that certain Agreement Concerning Buy-Sell Agreement executed August 3, 1998 (the "First Amendment") and as further amended by that certain Waiver and Second Agreement Concerning Buy-Sell Agreement executed August 17, 1998 (the "Second Amendment"; copies of the Agreement, the First Amendment and the Second Amendment are attached hereto as Exhibit A) and

         WHEREAS, B.J. McCombs proposes to: (a) amend, ratify and confirm the pledge of the Pledged Stock (as defined in the Second Amendment) to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association) contemplated by the Second Amendment;
(b) amend, ratify and confirm certain pledges of other shares of the Stock owned by him to secure indebtedness owed to Wells Fargo Bank (Texas), N.A. (the "Wells Fargo Stock") in connection with the assignment of such indebtedness to JPMorgan Chase Bank; (c) sell, transfer and dispose of some or all of the Pledged Stock, the Wells Fargo Stock and certain other shares of the Stock owned by him (the Pledged Stock, the Wells Fargo Stock and all other shares of Stock owned by B.J. McCombs from time to time is collectively the "McCombs Stock") in one or more tranches pursuant to one or more Stock Purchase Agreements to be entered into by and among B.J. McCombs, JPMorgan Chase Bank and certain affiliates of JPMorgan Chase Bank (the "Stock Sale"); (d) pledge certain shares of the McCombs Stock (and rights related thereto) to JPMorgan Chase Bank to secure his obligations under agreements relating to the Stock Sale; (e) lend and dispose of some or all of the McCombs Stock to JPMorgan Chase Bank from time to time pursuant to one or more stock lending agreements which may from time to time be entered into by B.J. McCombs, JPMorgan Chase Bank and certain affiliates of JPMorgan Chase Bank (the "Stock Loan"); and (f) pledge to JPMorgan Chase Bank any of the rights of B.J. McCombs under the Stock Loan (including any rights to proceeds or to the return of shares of the McCombs Stock that have been lent or disposed of).

         NOW THEREFORE, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the undersigned agree as follows:

         1. Unless indicated otherwise, terms defined in the Agreement shall have the same meaning in this agreement.

         2. The Company and each Shareholder acknowledges and consents to (i) the pledges by B.J. McCombs to JPMorgan Chase Bank, either directly or through assignment, of a security interest in any or all of the shares of the McCombs Stock, (ii) the sale, disposition and transfer of any or all of the shares of the McCombs Stock through the Stock Sale and any pledges of any or all of the shares of the McCombs Stock (and rights related thereto) related to the Stock Sale and (iii) the lending and disposition of any or all of the shares of the McCombs Stock through the Stock Loan and any pledges to JPMorgan Chase Bank of the rights of B.J. McCombs under the Stock Loan (including any rights to proceeds or to the return of shares of the McCombs Stock that have been lent or disposed of). The Company and each Shareholder agrees that the McCombs Stock shall be free of the terms of the Agreement, as amended, including without limitation, any requirement of a legend on the certificate evidencing any McCombs Stock and of any obligation to offer the McCombs Stock to another party to the Agreement.

         3. JPMorgan Chase Bank and any assignee or successor shall be free to exercise any rights it may have pursuant to (i) any pledge or security agreement relating to the McCombs Stock, (ii) the Stock Sale, (iii) the Stock Loan, or
(iv) any pledge or security agreement relating to the rights of B.J. McCombs under the Stock Loan (including any rights to proceeds or to the return of shares of the McCombs Stock that have been lent or disposed of).

         4. The undersigned execute this Third Amendment with the stated purpose that JPMorgan Chase Bank and its affiliates may rely hereon and hereby represent to JPMorgan Chase Bank and its affiliates that the only agreements between or among them relating to the Stock are the Agreement, the First Amendment, the Second Amendment and this Third Amendment, and the First Amendment, the Second Amendment and this Third Amendment are the only amendments to the Agreement.

         5. The Agreement, the First Amendment, the Second Amendment, and the Third Amendment and the terms and conditions thereof and hereof shall be binding on and operate for the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Executed this 26 day of July, 2002.

                                          CLEAR CHANNEL COMMUNICATIONS, INC.



                                          By: /s/ MARK P. MAYS
                                              ----------------------------------
                                          Name:  Mark P. Mays
                                          Title: President/COO



                                              /s/ L. LOWRY MAYS
                                          --------------------------------------
                                          L. Lowry Mays



                                              /s/ B.J. MCCOMBS
                                          --------------------------------------
                                          B.J. McCombs

                                    Exhibit A



            Buy-Sell Agreement, First Amendment, and Second Amendment